SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 20, 2002

                               ENOVA SYSTEMS, INC.
               (Exact Name of Registrant as Specified in Charter)

                                   California
                 (State or Other Jurisdiction of Incorporation)

         0-25184                                        95-3056150
(Commission File Number)                    (IRS Employer Identification No.)


      19850 South Magellan Drive
          Torrance, California                            90502
(Address of Principal Executive Offices)                (Zip Code)

       Registrant's telephone number, including area code: (310) 527-2800

                                 Not Applicable
          (Former name or former address, if Changed Since Last Report)


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Item 5. Other Events.

                  In December 2001, Enova Systems, Inc. (the "Company") settled a lawsuit brought as previously disclosed in our prior SEC filings by Fontal International ("Fontal") in June 2000 in the United States District Court, Central District of California. The suit alleged breach of contract with respect to certain warrants to purchase 10,833,332 shares of the Company's common stock as previously disclosed in our prior SEC filings. In consideration for the settlement, the Company issued to Fontal, in a private placement, 6,000,000 shares of the Company's common stock. The settlement agreement required that such shares be registered pursuant to the Securities Act of 1933 on or before March 31, 2002.

                  As provided in the settlement agreement with Fontal, the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission on February 19, 2002 with respect to the 6,000,000 shares of common stock issued to Fontal in the settlement. The Company will not receive any proceeds from the sale of these shares by Fontal.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 20, 2002

                                            ENOVA SYSTEMS, INC.


                                            By: /s/ Carl D. Perry
                                                --------------------------------
                                                 Name: Carl D. Perry
                                                 Title:  Chief Executive Officer


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